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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 17, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Investment Trust IV (comprised of the Nuveen Dividend and Growth Fund, formerly the Flagship Utility Income Fund, a series of Flagship Admiral Funds Inc.)


                                            /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


Chicago, Illinois
October 8, 1998